EXHIBIT 10.40

WAIVER AGREEMENT UNDER AMENDED AND RESTATED CREDIT AGREEMENT

THIS WAIVER AGREEMENT UNDER AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 9, 2016 (this “Waiver”), is entered into by and among Cadiz Inc., a Delaware corporation (the “Company”), Cadiz Real Estate LLC, a Delaware limited liability company (“CRE” and collectively with the Company, the “Borrowers”) and the Required Lenders.  Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement (as defined below), as applicable.

RECITALS:

WHEREAS, the Borrowers, the Lenders party thereto and LC Capital Master Fund, Ltd., as agent (“LC Capital”), entered into an Amended and Restated Credit Agreement (the “March 2013 Credit Agreement”), dated as of March 5, 2013 (as amended through the date hereof, the “Credit Agreement”);

WHEREAS, Section 5.1(a) of the Credit Agreement requires the Borrowers to deliver audited financial statements of the Borrowers and their consolidated Subsidiaries reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit;

WHEREAS, it is anticipated that the report of PricewaterhouseCoopers LLP with respect to the audited consolidated financial statements for the year ended December 31, 2015 (the “2015 Audit”) may contain a “going concern” or like qualification or exception or qualification arising out of the scope of the audit (the “Designated Default”); and

WHEREAS, pursuant to Section 9.1 of the Credit Agreement, the Required Lenders and each Loan Party may, from time to time, waive any of the requirements of the Credit Agreement and the Borrowers have requested that the Required Lenders prospectively waive the Designated Default under Section 5.1(a) of the Credit Agreement solely with respect to the 2015 Audit.

Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

WAIVER

In reliance upon the representations, warranties and covenants of the Borrowers contained in Article II of this Waiver, and subject only to (i) the execution of this Waiver by the Required Lenders and the Borrowers, (ii) no breach or inaccuracy of any representation or warranty contained in Article II hereof and (iii) no development or event having occurred that has had or could reasonably be expected to have a Material Adverse Effect, the Required Lenders hereby prospectively waive the Designated Default under Section 5.1(a) of the Credit Agreement solely with respect to the 2015 Audit. Other than with respect to the express and specific waiver of the Designated Default set forth above, the foregoing shall not (a) be deemed a waiver of any other Default that may now exist or may occur after the date hereof, (b) establish a custom or course of dealing among the Lenders and the Borrowers, (c) operate as a waiver of any other right, power, or remedy of the Lenders under the Credit Agreement, (d) be construed as an agreement or understanding by the Lenders to grant any other waiver or other accommodation in the future with respect to any provision of the Credit Agreement or any of the other Loan Documents, or (e) modify any of the Borrowers’ obligations to comply with the covenants set forth in the Credit Agreement, including, without limitation, Section 5.1(a) thereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES AND COVENANTS

In order to induce the Required Lenders to enter into this Waiver, each Borrower hereby represents and warrants that, as of the date hereof, the following statements are true and correct:

(a) all representations and warranties contained herein and in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any such representation or warranty already qualified as to materiality, in all respects) as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date);

(b) the execution and delivery of this Waiver by each Borrower (i) have been duly authorized by all requisite action, corporate or otherwise, of each Borrower and (ii) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrowers’ organizational documents or the Indenture or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (iii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower under the terms or provisions of any such agreement or instrument;

(c) this Waiver has been duly executed by each Borrower and this Waiver and the Credit Agreement constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d) no consent, approval or authorization of or designation, declaration or filing with any Governmental Authority or any other Person on the part of any Borrower is required in connection with the execution and delivery of this Waiver or performance by such Borrower under the Credit Agreement;

(e) other than the Designated Default, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under the Credit Agreement; and

ARTICLE III

MISCELLANEOUS

(a) Governing Law.  THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Successor and Assigns.  This Waiver shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

(c) Severability. Any provision of this Waiver which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d) Counterparts.  This Waiver may be executed in one or more counterparts, each of which counterparts when executed and delivered (including by facsimile or electronic transmission) shall be deemed to be an original, and all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Waiver by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

(e) Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Waiver, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Waiver shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Waiver against any Borrower or its properties in the courts of any jurisdiction.

(f) Waiver of Right to Trial by Jury.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS WAIVER OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BORROWERS OR THE LENDERS WITH RESPECT TO THIS WAIVER OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS WAIVER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS CLAUSE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO ACKNOWLEDGES THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS CLAUSE, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS CLAUSE.

(g) References.  On and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” ‘‘thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this Waiver.

(h) Release. In consideration of the Required Lenders entering into this Waiver and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as of the date hereof, each Borrower on behalf of itself and its affiliates and their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, their respective affiliates and their successors and assigns, and their present and former shareholders, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower, any of their respective affiliates, or any of its or their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees by reason of any circumstance, action, cause or thing whatsoever which occurred on or prior to the date hereof pursuant to or arising out of the Credit Agreement, the Loan Documents or transactions directly related thereto between any Borrowers, on one hand, and the Releasees, on the other.

(i) Waiver.  No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Waiver as of the date first above written.

MSD CREDIT OPPORTUNITY MASTER FUND, L.P., as a Lender (and Required Lenders)

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Managing Director

CADIZ INC., as a Borrower

By:	/s/ Timothy J. Shaheen
Name: Timothy J. Shaheen
Title: Chief Financial Officer

CADIZ REAL ESTATE LLC, as a Borrower

By:	/s/ Timothy J. Shaheen
Name: Timothy J. Shaheen
Title: Chief Financial Officer